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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-15853 of Staples, Inc. on Form S-4 of our reports dated February 12, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/ Prospectus of Staples, Inc. and Office Depot, Inc., which is part of this Registration Statement.


/s/_DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


Certified Public Accountants
Fort Lauderdale, Florida
January 22, 1997